Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We have issued our reports dated February 27, 2009 and June 20, 2008, with respect to the financial statements in the Annual Report of Digimarc Corporation on Form 10-K for the period from August 2, 2008 to December 31, 2008 and for the two years ended December 31, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Digimarc Corporation on Form 10 (File No. 001-34108, effective October 16, 2008).

/s/ GRANT THORNTON LLP

Portland, Oregon
February 27, 2009